                                                                    Exhibit 4.10

                               WARRANT AGREEMENT


DATE:     May 27, 1997


PARTIES:  Wilsons The Leather Experts Inc.
          7401 Boone Avenue North
          Brooklyn Park, Minnesota  55428

          Norwest Bank Minnesota, National Association
          Stock Transfer
          161 North Concord Exchange
          P.O. Box 738
          South Saint Paul, Minnesota 55075-0738


RECITALS:

     A. Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), proposes to issue at least 1,100,000 and up to 1,265,000 Redeemable Common Stock Purchase Warrants (the "Warrants") evidencing the right to purchase an aggregate of up to 1,265,000 authorized but previously unissued shares of Common Stock, $.01 par value, of the Company (the "Common Stock"). The Warrants would be issued in connection with the issuance by the Company of at least 1,100,000 and up to 1,265,000 Units, each Unit consisting of one share of Common Stock and one Warrant, in connection with the Company's Registration Statement on Form S-1.

     B. The Company desires Norwest Bank Minnesota, National Association (the "Warrant Agent") to act on behalf of the Company, and the Warrant Agent desires so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

AGREEMENT:

     The Company and the Warrant Agent, each intending to be legally bound, hereby covenant and agree as follows:


                                  ARTICLE I.
                         APPOINTMENT OF WARRANT AGENT;
             ISSUANCE, FORM AND EXECUTION OF WARRANT CERTIFICATES

     SECTION 1.1.   APPOINTMENT OF WARRANT AGENT.  The Company hereby
appoints the Warrant Agent to act as agent for the Company, and the Warrant Agent hereby accepts the agency established herein and agrees to perform its agency duties in accordance with the terms and conditions of this Warrant Agreement.
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     SECTION 1.2.   WARRANT CERTIFICATES.  The Company shall execute and
deliver to the Warrant Agent certificates which the Company has authorized to represent the Warrants ("Warrant Certificates"). The Warrant Certificates shall be substantially as set forth in Exhibit A hereto and may have such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation relating to listing of the Warrants on the NASDAQ system, including the Nasdaq National Market, or on any stock exchange or to conform to usage. The Warrant Certificates shall be dated with the date of their issuance.

     SECTION 1.3. EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by a duly authorized officer of the Company, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Any Warrant Certificate may be signed on behalf of the Company by the person who at the actual date of the signing of such Warrant Certificate shall have been the proper officer of the Company, although at the date of issuance of such Warrant Certificate any such person has ceased to be such officer of the Company.


                                  ARTICLE II.
                             EXERCISE OF WARRANTS

     SECTION 2.1. EXERCISE. Any or all of the Warrants represented by each Warrant Certificate may be exercised by the holder thereof on or before 5:00 p.m., Minneapolis time, on May 27, 2000 unless extended by the Company, by surrender of the Warrant Certificate with the Purchase Form, which is printed on the reverse thereof (or a reasonable facsimile thereof), duly executed by such holder, to the Warrant Agent at its principal office in Minneapolis, Minnesota, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in an amount equal to the product of the number of shares of Common Stock issuable upon exercise of the Warrant represented by such Warrant Certificate, as adjusted pursuant to the provisions of Article III hereof, multiplied by the exercise price of $13.50, as adjusted pursuant to the provisions of Article III hereof (such price as so adjusted from time to time being herein called the "Purchase Price"), and such holder shall be entitled to receive such number of fully paid and nonassessable shares of Common Stock, as so adjusted, at the time of such exercise.

     SECTION 2.2. TIME OF EXERCISE. Each exercise of Warrants shall be deemed to have been effective immediately prior to the close of business on the business day on which the Warrant Certificate relating to such Warrants shall have been surrendered to the Warrant Agent as provided in Section 2.1, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof.

     SECTION 2.3. ISSUANCE OF SHARES OF COMMON STOCK; NO FRACTIONAL SHARES. As soon as practicable after the exercise of any Warrant, and in any event within ten (10) days after receipt by the Company of the notice of exercise under
Section 2.1, the Company at its expense

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 (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder thereof or as such holder (upon payment by such holder of any applicable transfer taxes) may direct,

          (a) a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, an amount in cash equal to such fraction multiplied by the then current value of a share of Common Stock, such current value to be determined as follows:

               (i) if the Common Stock shall be listed or admitted to unlisted trading privileges on any single national securities exchange, then such current value shall be computed on the basis of the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of the exercise of such Warrant upon which a sale shall have been effected; or

               (ii) if the Common Stock shall not be so listed or admitted to unlisted trading privileges and bid and asked prices therefor in the over-the-counter market shall be reported by NASDAQ, including the Nasdaq National Market, then such current value shall be computed on the basis of the Last Reported Sale Valuation Method or, in the event such method is not then used by NASDAQ, the average of the closing bid and asked prices on the last business day prior to the date of the exercise of such Warrant as so reported; or

               (iii) if the Common Stock shall be listed or admitted to unlisted trading privileges on more than one national securities exchange or one or more national securities exchanges and in the over-the-counter market, then such current value shall, if different as a result of calculation under the applicable method(s) described above in this Section, be deemed to be the higher number calculated in connection therewith; or

               (iv) if the Common Stock shall not be so listed or admitted to unlisted trading privileges and such bid and asked prices shall not be so reported, then such current value shall be computed on the basis of the book value of Common Stock as of the close of business on the last day of the month immediately preceding the date upon which such Warrant was exercised, as determined by the Company; and

          (b) in case such exercise includes only part of the Warrants represented by any Warrant Certificate, a new Warrant Certificate or Warrant Certificates of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of such Warrant Certificate minus the number of such shares designated by the holder for such exercise as provided in Section
     2.1. Warrants represented by a properly assigned Warrant Certificate may be exercised by a new holder without first having a new Warrant Certificate issued.

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     SECTION 2.4.   EXTENSION OF EXERCISE PERIOD; CHANGE OF EXERCISE PRICE.
The Company may, upon notice given to the Warrant Agent, and without the consent of the holders of the Warrant Certificates, (a) reduce the Purchase Price during all or any portion of the originally stated exercise period or (b) extend the period over which the Warrants are exercisable beyond May 27, 2000 and increase or decrease the Purchase Price for any period the Warrant exercise period is extended. In the case of the extension of the exercise period or a change in the Purchase Price, the Company must provide the Warrant Agent and the Warrantholders of record notice of such extension of the exercise period, specifying, as the case may be, the time to which such exercise period is extended, or specifying the new Purchase Price and the periods for which such new Purchase Price is in effect, a reasonable time prior to the date such extension or new Purchase Price is to take effect, such reasonable time to be commercially reasonable and consistent with applicable securities laws and regulations.

                                 ARTICLE III.
                            ANTIDILUTION PROVISIONS

     SECTION 3.1.  ADJUSTMENT OF PURCHASE PRICE.

          (a) The Purchase Price shall be subject to the following adjustments. In the event that:

               (i) any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock shall be paid by the Company;

               (ii) the Company shall subdivide its then outstanding shares of Common Stock into a greater number of shares; or

               (iii) the Company shall combine outstanding shares of Common Stock, by reclassification or otherwise;

     then, in any such event, the Purchase Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Purchase Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Purchase Price per share.

          (b) No adjustment of the Purchase Price shall be made if the amount of such adjustments shall be less than $.05 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than $.05 per share.

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     SECTION 3.2.   ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE ON EXERCISE OF
WARRANTS. Upon each adjustment of the Purchase Price pursuant to Section 3.1 above, the registered holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Purchase Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Purchase Price in effect prior to such adjustment) by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

     SECTION 3.3. NOTICE AS TO ADJUSTMENT. Upon any adjustment of the Purchase Price and an increase or decrease in the number of shares of Common Stock purchasable upon the exercise of the Warrants, then, and in each such case, the Company shall within ten (10) days after the effective date of such adjustment give written notice thereof, by first class mail, postage prepaid, addressed to each registered Warrantholder at the address of such Warrantholder as shown on the books of the Company, which notice shall state the adjusted Purchase Price and the increased or decreased number of shares purchasable upon the exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     SECTION 3.4. EFFECT OF REORGANIZATION, RECLASSIFICATION, MERGER, ETC. If at any time while any Warrant is outstanding there should be any capital reorganization or reclassification of the capital stock of the Company (other than the issue of any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise and other than a combination of shares provided for in Section 3.1 hereof) or any consolidation or merger of the Company with another corporation or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, the holder of any Warrant shall, during the remainder of the period such Warrant is exercisable, be entitled to receive, upon payment of the Purchase Price, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, to which the Common Stock (and any other securities and property) of the Company, deliverable upon the exercise of such Warrant, would have been entitled upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer if such Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant Agreement with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Warrant Agreement (including the adjustment of the Purchase Price and the number of shares issuable upon the exercise of the Warrants) shall thereafter be applicable, as near as may be reasonably practicable, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrants as if the Warrants had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer and the Warrantholders had carried out the terms of the exchange as provided for by such capital reorganization, reclassification, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise

                                      -5-
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transferred shall assume by written instrument the obligation to deliver to the holder of each Warrant such shares of stock, securities, cash or property as in accordance with the foregoing provisions such holder shall be entitled to purchase.

     SECTION 3.5.   PRIOR NOTICE AS TO CERTAIN EVENTS. In case at any time:

          (a) the Company shall pay any dividend upon its Common Stock payable in stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

          (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or

          (c) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale, conveyance, lease or other transfer of all or substantially all of its assets to, another corporation; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then in any one or more of such cases, the Company shall give prior written notice, by first class mail, postage prepaid, addressed to each registered Warrantholder at the address of such Warrantholder as shown on the books of the Company, of the date on which (x) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (y) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

     SECTION 3.6. CERTAIN OBLIGATIONS OF THE COMPANY. The Company will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or the Warrant Certificate, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company
(a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of such stock upon the exercise of all Warrants from time to time outstanding, and
(b) will not (i) transfer all or substantially all of its properties and assets to any other person or entity, or (ii) consolidate with or merge into any other entity where the Company is not the continuing or surviving entity, or (iii) permit any other entity to consolidate with or merge into the

                                      -6-

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Company where the Company is the continuing or surviving entity but, in connection with such consolidation or merger, the Common Stock then issuable upon the exercise of the Warrants shall be changed into or exchanged for shares or other securities or property of any other entity unless, in any such case, the other entity acquiring such properties and assets, continuing or surviving after such consolidation or merger or issuing or distributing such shares or other securities or property, as the case may be, shall expressly assume in writing and be bound by all the terms of this Warrant Agreement and the Warrant Certificates.

     SECTION 3.7. RESERVATION AND LISTING OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock from time to time issuable upon such exercise. All such shares shall be authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable with no liability on the part of the holder thereof. The Company, at its expense, will list on the NASDAQ system, including the Nasdaq National Market, if applicable, and on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance, and will maintain such listing of, the shares of Common Stock from time to time issuable upon the exercise of the Warrants.

     SECTION 3.8. REGISTRATION OR EXEMPTION FOR COMMON STOCK. The Company will use its best efforts (a) at all times the Warrants are exercisable to maintain an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering Common Stock issuable upon exercise of the Warrants, (b) from time to time to amend or supplement the prospectus contained in such registration statement to the extent necessary in order to comply with applicable law, (c) to qualify for exemption from the registration requirements of the Act the Common Stock issuable upon exercise of the Warrants, and (d) to maintain exemptions or qualifications, in those jurisdictions in which the original registration statement relating to the Warrants was initially qualified, to permit the exercise of the Warrants and the issuance of the Common Stock pursuant to such exercise. The Warrant Agent shall have no responsibility for the maintenance of such exemptions or qualifications or for liabilities arising from the exercise or attempted exercise of Warrants in jurisdictions where exemptions or qualifications have not been maintained or are otherwise unavailable.


                                  ARTICLE IV.
                            REDEMPTION OF WARRANTS

     SECTION 4.1. REDEMPTION PRICE. The Warrants may be redeemed at the option of the Company in whole, at any time on or after August 25, 1997, and on or before May 27, 2000, upon notice as set forth in Section 4.2, and at a redemption price equal to $.01 per Warrant, provided that (a) the last reported sale price of the Common Stock on a national securities exchange, if the Common Stock shall be listed or admitted to unlisted trading privileges on a national securities exchange, or (b) the closing bid price of the Common Stock on the NASDAQ system, if the Common Stock is not so listed or admitted to unlisted trading privileges, exceeds $14.50 per share (such price subject to adjustment from time to time in the same manner as the Purchase Price pursuant to the provisions of Article III hereof) for any 10 consecutive trading days prior to the date such notice of redemption is given.

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     SECTION 4.2.   NOTICE OF REDEMPTION. In the case of any redemption of
Warrants, the Company or, at its request, the Warrant Agent in the name of and at the expense of the Company, shall give notice of such redemption to the holders of the Warrants to be redeemed as hereinafter provided in this Section
4.2. Notice of redemption to the holders of Warrants shall be given by mailing by first-class mail a notice of such redemption not less than 30 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the holder of any Warrant Certificate shall not affect the validity of the proceedings for the redemption of Warrants represented by any other Warrant Certificate. Each such notice shall specify the date fixed for redemption, the place of redemption and the redemption price of $.01 at which each Warrant is to be redeemed, and shall state that payment of the redemption price of the Warrants will be made on surrender of the Warrants at such place of redemption, and that if not exercised by the close of business on the date fixed for redemption, the exercise rights of the Warrants identified for redemption shall expire unless extended by the Company. Such notice shall also state the current Purchase Price and the date on which the right to exercise the Warrants will expire unless extended by the Company.

     SECTION 4.3. PAYMENT OF WARRANTS ON REDEMPTION; DEPOSIT OF REDEMPTION PRICE. If notice of redemption shall have been given as provided in Section 4.2, the redemption price of $.01 per Warrant shall, unless the Warrant is theretofore exercised pursuant to the terms hereof, become due and payable on the date and at the place stated in such notice. On and after such date of redemption, provided that cash sufficient for the redemption thereof shall then be deposited by the Company with the Warrant Agent for that purpose, the exercise rights of the Warrants identified for redemption shall expire. On presentation and surrender of Warrant Certificates at such place of payment specified in such notice, the Warrants identified for redemption shall be paid and redeemed at the redemption price of $.01 per Warrant. Prior to the date fixed for redemption, the Company shall deposit with the Warrant Agent an amount of money sufficient to pay the redemption price of all the Warrants identified for redemption. Any monies which shall have been deposited with the Warrant Agent for redemption of Warrants and which are not required for that purpose by reason of exercise of Warrants shall be repaid to the Company upon delivery to the Warrant Agent of evidence satisfactory to it of such exercise.


                                  ARTICLE V.
                     CERTAIN OTHER PROVISIONS RELATING TO
                   RIGHTS OF HOLDERS OF WARRANT CERTIFICATES

     SECTION 5.1. NO RIGHTS OF SHAREHOLDERS. The Warrant Certificates shall be issued in registered form only. No Warrant Certificate shall entitle the holder thereof to any of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of holders of Common Stock or any other proceedings of the Company.

     SECTION 5.2. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT CERTIFICATES. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to the Warrant Agent of the loss,

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theft, destruction or mutilation of any Warrant Certificate, and (a) in the case of any such loss, theft, or destruction, upon delivery to the Warrant Agent of an indemnity bond in form and amount, and issued by a bonding company, reasonably satisfactory to the Company, or (b) in the case of any such mutilation, upon surrender to and cancellation by the Warrant Agent of such Warrant Certificate, the Company at its expense will execute and cause the Warrant Agent to countersign and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

     SECTION 5.3. TRANSFER AGENT; CANCELLATION OF WARRANT CERTIFICATES; UNEXERCISED WARRANTS. Norwest Bank Minnesota, National Association (and any successor), as transfer agent (the "Transfer Agent"), is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be sufficient to permit the exercise in full of all Warrants from time to time outstanding. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Warrant Agent, and any successor thereto, is hereby irrevocably authorized to requisition from time to time from the Transfer Agent certificates for shares of Common Stock required for exercise of Warrants. The Company will supply the Transfer Agent with duly executed certificates for shares of Common Stock for such purpose and will make available any cash required in settlement of fractional share interests. All Warrant Certificates surrendered upon the exercise or redemption of Warrants shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company; such cancelled Warrant Certificates, with the Purchase Form on the reverse thereof duly filled in and signed, shall constitute conclusive evidence as between the parties hereto of the numbers of shares of Common Stock which shall have been issued upon exercises of Warrants. Promptly after the last day on which the Warrants are exercisable (set forth in Section 2.1 above), the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding and unexercised. No shares of Common Stock shall be subject to reservation with respect to Warrants not exercised prior to the time and date identified in Section 2.1 above as the last time and date at which Warrants may be exercised.


                                  ARTICLE VI.
                 TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES

     SECTION 6.1. WARRANT REGISTER; TRANSFER OR EXCHANGE OF WARRANT CERTIFICATES. The Warrant Agent shall cause to be kept at the principal office of the Warrant Agent a register (the "Warrant Register") in which, subject to such reasonable regulations as the Company may prescribe, provisions shall be made for the registration of transfers and exchanges of Warrant Certificates. Upon surrender for transfer or exchange of any Warrant Certificates, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to or upon the order of the holder thereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of the Warrant Certificate so surrendered. Any Warrant Certificate surrendered for transfer or exchange shall be cancelled by the Warrant Agent and shall thereafter be delivered to the Company.

     SECTION 6.2. IDENTITY OF WARRANTHOLDERS. Until a Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants represented thereby for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant Certificate is properly assigned in blank, the Company and the Warrant Agent may (but shall not be obligated to) treat the bearer thereof as the absolute owner of the Warrant Certificate and of the Warrants represented thereby for all purposes, notwithstanding any notice to the contrary.


                                 ARTICLE VII.
                         CONCERNING THE WARRANT AGENT

     SECTION 7.1. TAXES. The Company will, from time to time, promptly pay to the Warrant Agent, or make provision satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any State upon the Company or the Warrant Agent upon the transfer or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any tax imposed in connection with any transfer involved in the delivery of a certificate for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered in connection with the purchase thereof.

     SECTION 7.2.   REPLACEMENT OF WARRANT AGENT IN CIRCUMSTANCES.

          (a) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. The Company may discharge the Warrant Agent at any time with or without reason, effective upon thirty (30) days written notice to the Warrant Agent or such shorter period as the Warrant Agent shall, in writing, accept as sufficient. If the office of Warrant Agent becomes vacant by resignation, discharge, incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent, the principal office of which shall be in Minnesota. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate, then the holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Minnesota, of good standing, and having its principal office in Minnesota, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the Company an instrument accepting such appointment hereunder and thereupon such new Warrant Agent without any further act or deed shall become vested with all the rights, powers, duties and responsibilities of the Warrant Agent hereunder with like effect as if it had been named as the Warrant Agent; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done and shall be legally and validly executed and delivered by the former Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the former Warrant Agent. The Company shall promptly give notice of any such appointment to the holders of the Warrant Certificates by mail to their addresses as shown in the Warrant Register. Failure to file or give such notice, or any defect therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

          (b) Any company into which the Warrant Agent or any new Warrant Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which the Warrant Agent or any new Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act; provided that if such company would not be eligible for appointment as a successor Warrant Agent under the provisions of paragraph (a) of this
     Section 7.2 the Company shall forthwith appoint a new Warrant Agent in accordance with such provisions. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and deliver Warrant Certificates countersigned and not delivered by such predecessor Warrant Agent or may countersign Warrant Certificates either in the name of any predecessor Warrant Agent or the name of the successor Warrant Agent.

     SECTION 7.3. REMUNERATION OF WARRANT AGENT. The Company will pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

     SECTION 7.4. FURTHER ASSURANCES. The Company will perform, exercise, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.

     SECTION 7.5.   LIMITATIONS ON LIABILITIES OF THE WARRANT AGENT.

          (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection of the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever, in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any matter be proved or established, or that any instructions with respect to the performance of its duties hereunder be given, by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by an officer of the Company and delivered to the Warrant Agent; and such certificate or instrument shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate or instrument; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

          (c) The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement except as a result of the Warrant Agent's negligence or willful misconduct.

          (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Warrant Agent shall not be under any responsibility in respect to the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment in the Purchase Price, or number of shares issuable upon exercise of the Warrant Certificates or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities are or will be validly authorized and issued and fully paid and nonassessable.

     SECTION 7.6. AMENDMENT AND MODIFICATION. The Warrant Agent may, without the consent or concurrence of the holders of the Warrant Certificates, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Warrant Agreement that they shall have been advised by counsel (a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the obligations of the Company in this Warrant Agreement further obligations thereafter to be observed by it, or surrender any right or power reserved to or conferred upon the Company in this Warrant Agreement, or
(c) do not or will not adversely affect, alter or change the rights, privileges or immunities of the holders of Warrant Certificates not provided for under this Warrant Agreement; provided, however, that any term of this Warrant Agreement or any Warrant Certificate may be changed, waived, discharged or terminated by an instrument in writing signed by each party against which enforcement of such change, waiver, discharge or termination is sought, or by which the same is to be performed or observed.

                                 ARTICLE VIII.
                                 OTHER MATTERS

     SECTION 8.1. SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 8.2. NOTICES. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                    Wilsons The Leather Experts Inc.
                    7401 Boone Avenue North
                    Brooklyn Park, Minnesota  55428
                    Attention:  Chief Financial Officer

Any notice or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by first class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                    Norwest Bank Minnesota, National Association
                    Stock Transfer
                    161 North Concord Exchange
                    P.O. Box 738
                    South Saint Paul, Minnesota 55075-0738

     SECTIONS 8.3. GOVERNING LAW. This Warrant Agreement and the Warrant Certificates are being delivered in the State of Minnesota and shall be construed and enforced in accordance with and governed by the laws of such State.

     SECTION 8.4. NO BENEFITS CONFERRED. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement herein; and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and the holders of the Warrant Certificates.

     SECTION 8.5. HEADINGS. The descriptive headings used in this Warrant Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                        WILSONS THE LEATHER EXPERTS INC.


                                        By    /s/ David L. Rogers
                                          --------------------------------------

                                        Its   President
                                           -------------------------------------


                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION


                                        By    /s/ Karri L. VanDell
                                          --------------------------------------

                                        Its   Corporate Officer
                                           -------------------------------------

                                   EXHIBIT A
                                   ---------

                        THIS WARRANT CERTIFICATE MAY BE
           TRANSFERRED SEPARATELY FROM THE COMMON STOCK CERTIFICATE
                       WITH WHICH IT IS INITIALLY ISSUED


                   EXERCISABLE ON OR BEFORE, AND VOID AFTER,
                   5:00 P.M. MINNEAPOLIS TIME, May 27, 2000


No. W - ________                               Certificate for ________ Warrants

                                               ---------------------------------
                                               WARRANT CUSIP
                                               ---------------------------------

                     WARRANTS TO PURCHASE COMMON STOCK OF
                       WILSONS THE LEATHER EXPERTS INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

     THIS CERTIFIES that ___________________________________________ or assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase from Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), at any time on or before 5:00 p.m., Minneapolis time, May 27, 2000, upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement hereinafter referred to, one share (subject to adjustments referred to below) of the Common Stock of the Company (such shares or other securities or property purchasable upon exercise of the Warrants being herein called the "Shares"), by surrendering this Warrant Certificate, with the Purchase Form on the reverse side duly executed, at the principal office of Norwest Bank Minnesota, National Association, or its successor, as warrant agent (the "Warrant Agent"), and by paying in full, in cash or by certified or official bank check payable to the order of the Company, the purchase price of $13.50 per share.

     Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.

     Upon the surrender for transfer or exchange hereof, properly endorsed, to the Warrant Agent, the Warrant Agent at the Company's expense will issue and deliver to the order of the holder hereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face hereof.

     The Warrant Certificates are issued only as registered Warrant Certificates. Until this Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof and of the Warrants represented hereby for all purposes, notwithstanding any notice to the contrary.

     This Warrant Certificate is issued under the Warrant Agreement dated as of May 27, 1997, between the Company and the Warrant Agent and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the registered holder of this Warrant Certificate consents by acceptance hereof. Copies of said Warrant Agreement are on file at the principal office of the Warrant Agent in Minneapolis, Minnesota, and may be obtained by writing to the Warrant Agent.

     The number of Shares receivable upon the exercise of the Warrants represented by this Warrant Certificate and the purchase price per share are subject to adjustment upon the happening of certain events specified in the Warrant Agreement (which provisions are contained in Article III of the Warrant Agreement and are hereby incorporated by reference).

     No fractional Shares of the Company's Common Stock will be issued upon the exercise of Warrants. As to any final fraction of a share which a holder of Warrants exercised in the same transaction would otherwise be entitled to purchase on such exercise, the Company shall pay a cash adjustment in lieu of any fractional Share determined as provided in the Warrant Agreement.

     The Warrants may be redeemed by the Company, in whole, at any time on or after August 25, 1997, and on or before May 27, 2000, at a redemption price of $.01 per Warrant, upon notice of such redemption as set forth below, provided that (a) the last reported sale price of the Common Stock on a national securities exchange, if the Common Stock shall be listed or admitted to unlisted trading privileges on a national securities exchange, or (b) the closing bid price of the Common Stock on the NASDAQ system, if the Common Stock is not so listed or admitted to unlisted trading privileges, exceeds $14.50 per share (subject to adjustment as provided in the Warrant Agreement) for any 10 consecutive trading days prior to the date such notice of redemption is given. Notice of redemption shall be mailed not less than thirty (30) days prior to the date fixed for redemption to the holders of Warrants at their last registered addresses. If notice of redemption shall have been given as provided in the Warrant Agreement and cash sufficient for the redemption be deposited by the Company for that purpose, the exercise rights of the Warrants identified for redemption shall expire at the close of business on such date of redemption unless extended by the Company.

     This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to exercise any preemptive right, or to receive any notice of, or to attend meetings of holders of Common Stock or any other proceedings of the Company.

     This Warrant Certificate shall be void and the Warrants and any rights represented hereby shall cease unless exercised on or before 5:00 P.M. Minneapolis time on May 27, 2000, unless extended by the Company.

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

     WITNESS the facsimile signatures of the Company's duly authorized officers.


Dated:                                       WILSONS THE LEATHER EXPERTS INC.


                                             By_________________________________

                                             Its________________________________
Attest:


______________________________
Secretary


COUNTERSIGNED AND REGISTERED:

NORWEST BANK MINNESOTA, NATIONAL
  ASSOCIATION, as Warrant Agent


By____________________________
  Authorized Signature

                       [REVERSE OF WARRANT CERTIFICATE]

THE ARTICLES OF INCORPORATION OF THE CORPORATION GRANT TO THE BOARD OF DIRECTORS THE POWER TO ESTABLISH MORE THAN ONE CLASS OR SERIES OF SHARES AND TO FIX THE RELATIVE RIGHTS AND PREFERENCES OF ANY SUCH DIFFERENT CLASS OR SERIES. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.


THE HOLDER OF THIS WARRANT CERTIFICATE WILL BE ABLE TO EXERCISE THE WARRANTS ONLY IF A CURRENT PROSPECTUS RELATING TO THE SHARES UNDERLYING THE WARRANTS IS THEN IN EFFECT AND ONLY IF SUCH SHARES ARE QUALIFIED FOR SALE OR EXEMPT FROM QUALIFICATION UNDER THE APPLICABLE SECURITIES LAWS OF THE STATES IN WHICH THE HOLDER OF THIS WARRANT CERTIFICATE RESIDES. ALTHOUGH THE COMPANY WILL USE ITS BEST EFFORTS TO MAINTAIN THE EFFECTIVENESS OF A CURRENT PROSPECTUS COVERING THE SHARES UNDERLYING THE WARRANTS, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO DO SO, OR TO GET ANY REQUIRED AMENDMENTS DECLARED EFFECTIVE BY FEDERAL OR STATE AUTHORITIES IN A TIMELY MANNER. THE COMPANY WILL BE UNABLE TO ISSUE SHARES TO THOSE PERSONS DESIRING TO EXERCISE THEIR WARRANTS IF A CURRENT PROSPECTUS COVERING THE SHARES ISSUABLE UPON THE EXERCISE OF THE WARRANTS IS NOT KEPT EFFECTIVE OR IF SUCH SHARES ARE NOT QUALIFIED NOR EXEMPT FROM QUALIFICATION IN THE STATES IN WHICH THE HOLDERS OF THE WARRANTS RESIDE.


TO:  Wilsons The Leather Experts Inc.
     c/o Norwest Bank Minnesota, National Association
     Warrant Agent


                                 PURCHASE FORM
    (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANT
                                 CERTIFICATES)

     The undersigned hereby irrevocably elects to exercise _____________* of the Warrants represented by the Warrant Certificate and to purchase for cash the Shares issuable upon the exercise of said Warrants, and herewith makes payment of $__________ therefor, and requests that certificates for such Shares shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
REGISTERED HOLDER OF CERTIFICATE
----------------------------
----------------------------

                                        ________________________________________
                                                        (Print Name)


                                        ________________________________________
                                                          (Address)


                                        ________________________________________


Dated:________________________          Signature(s)   _________________________


                                                       _________________________


____________________
* Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial exercise, the portion thereof being exercised), in either case without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

                                ASSIGNMENT FORM
    (TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO TRANSFER WARRANT
                                 CERTIFICATES)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ____________________** of the Warrants represented by this Warrant Certificate unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
---------------------------
---------------------------


                                        ________________________________________
                                                     (Print name)

                                        ________________________________________
                                                       (Address)

                                        ________________________________________


and does hereby irrevocably constitute and appoint______________________________ Attorney to transfer this Warrant Certificate on the records of the Company with full power of substitution in the premises.


Dated: _______________________                 Signature(s) ____________________


                                                            ____________________

                                        Signature(s)
                                        Guaranteed:_____________________________

_____________________
** Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial assignment, the portion thereof being assigned), in either case without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.


                                    NOTICE

     THE SIGNATURE(S) TO THE PURCHASE FORM OR THE ASSIGNMENT FORM MUST CORRESPOND TO THE NAME(S) AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.